                                  EXHIBIT 8.4.


MORGAN BEAUMONT ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER

[PR NEWSWIRE  O   2005-09-01 ]

BRADENTON, Fla., Sept. 1 /PRNewswire-FirstCall/ -- Morgan Beaumont, Inc. (OTC Bulletin Board: MBEU), a premier technology solution provider to the Stored Value and Debit Card market and owner of the SIRE Network(TM), today announced that Kenneth Craig, chief operating officer, has resigned to pursue personal interests and spend time with his family.

Mr. Craig has been with Morgan Beaumont since mid-2002 serving in various capacities as its CEO in 2002, CFO in 2003, COO in 2005, and heading up the company's wholly owned subsidiary, MBI Services Group, LLC as its president. He has been a member of the board of directors during his tenure.

Cliff Wildes, CEO of Morgan Beaumont, stated, "Morgan Beaumont has valued Ken's involvement in the Company over the years. We have benefited greatly from his years of experience as an attorney and former division president of Wiltel Communications, a Williams Company; as well as his experience in leading and managing public companies. We wish Ken all of the best in his new pursuits; and we are currently evaluating several candidates to fill this important role. Ken will remain on the board of directors at this time until the Company has identified an outside board member to take his place."

Morgan Beaumont, Inc. is a Technology Solutions Company located in Bradenton, Florida. The company is one of the premier providers of Stored Value and Debit Card Solutions in the United States. The company has developed POS and PC based software that connects merchants with multiple Stored Value Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. Morgan Beaumont is a MasterCard Third Party Processor Member Service Provider (TPP MSP) and a Visa Independent Sales Organization (ISO). The company owns and operates the SIRE Network, a national network of Stored Value and Debit Card load stations located throughout the United States. To learn more about Morgan Beaumont, please visit http://www.morganbeaumont.com .


"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about the expected future prospects of our business and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown and services revenue; the overall condition of the bank card industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our operations; the integration of acquired businesses, the performance of our businesses; the effect of war, terrorism or catastrophic events; the timing and magnitude of sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

     Contacts:  Jeff Kratsch, Director of Marketing
                Morgan Beaumont, Inc.
                941-753-2875 Ext. 2711

                Ken Dennard, Managing Partner
                ksdennard@drg-e.com
                DRG&E / 713-529-6600